EXHIBIT 10.4
                           H.C. WAINWRIGHT & CO., INC.

                             Investments Since 1888

245 Park Avenue                                             (212) 924-8888
New York, NY 10187  SUBJECT TO INTERNAL REVIEW AND APPROVAL Fax: (212) 856-5750
                    ---------------------------------------

August 8, 2002

CONFIDENTIAL
------------
Mr. Barry Alter
President & Chief Executive Officer
HiEnergy Technologies, Inc.
10 Mauchly Drive
Irvine, California 92618


Attention:     Mr. Barry Alter
               President & Chief Executive Officer


     This letter agreement (this "Agreement") confirms the engagement of H.C. Wainwright & Co., Inc. ("HCW") by HiEnergy Technologies, Inc. ("HiEnergy" or the "Company") as placement agent to arrange the sale of debt, equity or equity-linked securities (the "Securities') on behalf of the Company. The sale of Securities (the "Financing" or "Financings') may be completed under an effective shelf registration statement, if applicable, or may occur through a private placement pursuant to one or more exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act"), and in compliance with applicable securities laws of states and other jurisdictions ("Blue Sky Laws").

     1.     Retention.  Subject to the terms and conditions of this Agreement,
            ---------
HiEnergy hereby engages HCW to act on behalf of the Company as placement agent during the Authorization Period (as defined below) to arrange the sale of Securities in an amount and on terms and conditions satisfactory to the Company and HCW hereby accepts such engagement.

     During the Authorization Period, HiEnergy shall not, and shall not permit its affiliates or their representatives to, directly or indirectly, (i) offer any Securities for sale to, or otherwise contact, discuss or negotiate with respect to any offer or sale of any Securities with, any person, (ii) authorize anyone other than HCW to act on behalf of the Company to place any Securities or
(iii) have any discussions or negotiations with any person other than HCW with respect to engaging such person as a finder, broker, dealer, agent or financial advisor in connection with any sale of Securities. HiEnergy shall, and shall cause its affiliates and its and their officers, directors, employees and representatives to, promptly refer to HCW all offers, inquiries and proposals relating to any Securities received at any time during the Authorization Period.

     2.     Authorization Period.  HCW's engagement shall become effective on
            --------------------
the date hereof and, unless extended by HiEnergy and HCW, shall expire one (1) year after the signing of this Agreement. In the event that there has not been an initial closing on a Financing within ninety (90) days of the execution of this Agreement, the Company may terminate this Agreement in writing upon ten days notice. The period from the date hereof through the expiration of this Agreement is called the "Authorization Period." In the event of a material change affecting HCW's status as a company or related to its personnel occurs, the Company may terminate this Agreement in writing upon ten days notice.

     3.     Compensation.  HiEnergy shall pay HCW the compensation set forth
            ------------
below:

     a.     Cash Fee.  HiEnergy shall pay HCW a stock retainer fee of 100,000
            ---------
warrants exercisable at $0.01 per share payable promptly upon execution of this Agreement. HiEnergy shall pay HCW a cash placement fee equal to 8.0% on any gross proceeds received by the Company in connection with the Financings

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thereafter. The cash placement fee shall be payable on the closing date on which such aggregate consideration is received by the Company. HCW shall act as solicitation agent on behalf of HiEnergy in connection with the exercise of investor warrants issued in connection with the Financings and shall pay HCW a cash fee of 4% of the aggregate consideration received by HiEnergy in connection with the exercise of such warrants.

b.     Placement Agent Warrants.  On each closing date on which Aggregate
       ------------------------
Consideration is paid or becomes payable, HiEnergy shall issue to HCW or its permitted assigns warrants (the "Warrants") to purchase 10% of the amount of Securities issued to purchasers. The exercise price of the Warrants shall be equal to the price at which common equity of the Company is issued (or in the event of a convertible security, the conversion price or exercise price into common equity on the closing date). The Warrants shall be exercisable after the date of issuance and shall expire five years after the date of issuance, unless otherwise extended by the Company. The Warrants shall include customary anti-dilution protection, including protection against issuances of securities at prices (or with exercise prices, in the case of warrants, options or rights) below the exercise price of the Warrants, a cashless exercise provision, and shall be non-redeemable. The Warrants shall also include one demand registration right exercisable following the first anniversary of the closing, and piggyback registration rights. The Warrants shall be transferable within HCW, at HCW's discretion. Notwithstanding the foregoing, the compensation payable under this section may be paid in HiEnergy common shares, subject to mutual agreement between HCW and HiEnergy.

          c.     Tail Period.  HiEnergy shall and shall cause its affiliates to,
                 -----------
pay to HCW all compensation described in this Section 3 with respect to all Securities sold to a purchaser or purchasers at any time prior to the expiration of twelve (12) months after the expiration of this Agreement (the "Tail Period") if (i) such purchaser or purchasers were identified to the Company by HCW during the Authorization Period, (ii) HCW advised the Company with respect to such purchaser or purchasers during the Authorization Period or (iii) the Company or HCW had discussions with such purchaser or purchasers during the Authorization Period.

     4.     Reimbursements.  Regardless of whether the Private Placements or
            --------------
sales of Securities are consummated, the Company shall reimburse HCW for all of its reasonable out-of-pocket expenses if HCW completes a financing for the Company, not to exceed $20,000 without the written consent of HiEnergy, incurred in connection with its engagement, including the fees and disbursements of counsel for HCW and the expenses of any travel that may be necessary.

     5.     Representations. Warranties and Covenants of HiEnergy.  HiEnergy
            -------------------------------------------- --------
represents and warrants to, and covenants with, HCW as follows:

          a. Neither the Company nor any person acting on its behalf has taken, and HiEnergy shall not and shall not permit its affiliates to take, directly or indirectly, any action so as to cause any of the transactions contemplated by this Agreement to fail to be entitled to exemption from registration or qualification under all applicable securities laws or which constitutes general advertising or general solicitation (as those terms are used in Regulation D under the Securities Act) with respect to the Securities.

          b. HiEnergy shall take and shall cause its affiliates to take such actions as may be required to cause compliance with this Agreement. HCW acknowledges that HiEnergy may cause its affiliates to perform any of its obligations hereunder; provided, however, that HiEnergy's intention to do so (or any action by HiEnergy or HCW in respect thereof) shall not relieve HiEnergy from its obligation to perform such obligations when due.

     6.     Representations, Warranties and Covenants of HCW.  HCW represents
            ------------------------------------------------
and warrants to, and covenants with, HiEnergy as follows:

          a. None of HCW, its affiliates or any person acting on behalf of HCW or any of such affiliates has engaged or will engage in any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) with respect to the Securities.

          b. HCW will use its best efforts to conduct the offering and sale of Securities so that Securities are sold in a transaction or series of transactions exempt from registration under the Securities Act.

          c. HCW will send Materials related to the Financings only to persons that the HCW reasonably believes are "accredited investors (as defined under Rule 501(a) of the Securities Act).

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     7.     Indemnification.  The Company agrees to the indemnification and
            ----------------
other agreements set forth in the attached Indemnification Agreement, the provisions of which are incorporated herein by reference.

     8.     Subsequent Offerings.  HCW shall have the right from the date hereof
            --------------------
until twelve months after the expiration of this Agreement, to act as the managing placement agent in connection with the sale of equity or equity-linked securities through a Private Placement or Directed Public Offering under a shelf registration statement. In addition, during the Authorization Period and for two years thereafter, HCW shall have the right to participate as a co-lead manager in an underwritten public offering of the Company's securities and, unless otherwise agreed to by HCW in its sole discretion, HCW shall receive a minimum of 20% of the gross underwriting fees, including its pro-rata share of any non-accountable expense allowances, associated with any sale of equity securities and HCW's name shall appear as a co-managing underwriter on the cover of any prospectus used in connection with any sale of equity securities described in this clause.

     9.     Mergers & Acquisitions. During the Authorization Period, HCW shall
            ----------------------
act as the financial advisor to the Company with respect to any potential business combination involving the Company, including acquisitions or mergers or the sale of the Company or certain assets or divisions of the Company (a "Business Combination"). HCW shall be compensated for any Business Combination completed during the Authorization Period or for the twelve (12) month period thereafter (the "Tail Period") with any person with whom the Company or HCW had discussions with during the Authorization Period or with any person identified by HCW during the Authorization Period. HiEnergy shall pay HCW an amount (the 'Transaction Fee") according to the schedule hereunder, based on the transaction value, which is payable in cash on the closing date of such Business Combination, subject to a minimum Transaction Fee of $250,000 and a carve out for a Business Combination with a transaction value of less than $5 million.

                  Transaction Value               Transaction Fee
                ------------------------     --------------------------
                    Up to $50,000,000         2.0% of such amount; plus
                ------------------------     --------------------------
                In excess of $50,000,000          1.5% of such amount
                ------------------------     --------------------------

For the six month period following the expiration of this Agreement, if HiEnergy elects to pursue the sale of the Company or receives an offer to purchase or merge with the Company by a person not covered under the section above, HiEnergy agrees to engage HCW to act as its financial advisor in connection with the potential sale or merger. The Company shall compensate HCW as its financial advisor under terms that reflect HCW's normal and customary compensation for such services, as agreed between HiEnergy and HCW in good faith. HCW shall provide financial advisory services on terms to be negotiated in good faith prior to the Closing.

     10.     Survival of Certain Provisions. The expense, indemnification,
             ------------------------------
reimbursement and contribution obligations of HiEnergy provided herein and in the attached Indemnification Agreement and HCW's rights to compensation (which term includes all fees, amounts and Warrants due or which may become due) shall remain operative and in full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any transaction described herein or (ii) any termination or the completion or expiration of this Agreement.

     11.     Notices.  Notice given pursuant to any of the provisions of this
             -------
Agreement shall be given in writing and shall be sent by certified mail, return receipt request or recognized overnight courier or personally delivered (a) if to the Company, to HiEnergy Technologies, Inc. office at 10 Mauchly Drive, Irvine, California 92618. Attention: Barry Alter, President & Chief Executive Officer, and; (b) if to HCW, to its office at 245 Park Avenue, 44th floor, New York, NY 10167. Attention: Matthew Balk, Managing Director.

     12.     Confidentiality.  No financial advice rendered by HCW pursuant to
             ---------------
this Agreement may be disclosed publicly in any manner without HCW's prior written approval, except as may be required by law, regulation or court order but subject to the limitation below. If the Company is required or reasonably expects to be so required to disclose any advice, HiEnergy shall provide HCW with prompt notice thereof so that HCW may seek a protective order or other appropriate remedy and take reasonable efforts to assure that all of such advice disclosed will be covered by such order or other remedy. Whether or not such a protective order or other remedy is obtained, HiEnergy will and will cause its affiliates to disclose only that portion of such advice which the Company is so required to disclose.
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     13.     Miscellaneous. This Agreement (including the attached
             -------------
Indemnification Agreement) sets forth the entire agreement between the parties, supersedes and merges all prior written or oral agreements with respect to the subject matter hereof, may only be amended in writing and shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such State. The parties shall make reasonable efforts to resolve any dispute concerning this Agreement, its construction or its alleged breach by face--to-face negotiations. If such negotiations fail to resolve the dispute, the dispute shall be finally decided by arbitration in accordance with the rules then in effect of the American Arbitration Association. Any arbitration will be conducted in the New York City metropolitan area. HiEnergy (for the Company, for anyone claiming through or in the name of the Company and on behalf of the equity holders the Company) and HCW each hereby irrevocably waives any right it may have to trial by jury in respect of any claim arising out of this Agreement or the transactions contemplated hereby.

          This Agreement may not be assigned by either party without the prior written consent of the other party.

          If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not effect such provision in any other respect or any other provision of this Agreement.

          Please confirm that the foregoing correctly sets forth our agreement by signing and returning to HCW the enclosed duplicate copy of this Agreement.

                                Very truly yours,

                                H.C. Wainwright & Co., Inc.


                                By:   /s/ Scott A. Weisman
                                   -----------------------
                                Name:     Scott A. Weisman
                                Title:     President

Accepted and agreed to as of
the date first written above

HiEnergy Technologies, Inc.


By:   /s/ Barry Alter
   ------------------
Name:  Barry Alter
Title: President & Chief Executive Officer

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TO:  H.C. Wainwright & Co., Inc.                            August 8, 2002
     245 Park Avenue, 44th Floor
     New York, NY 10167


     In connection with your engagement pursuant to our letter agreement of even date herewith (the "Engagement"), we agree to indemnify and hold harmless H.C. Wainwright & Co., Inc. ("H.C. Wainwright" or "you") and its affiliates, the respective directors, officers, partners, agents and employees of H.C. Wainwright and its affiliates, and each other person, if any, control1ing H.C. Wainwright or any of its affiliates (collectively, "Indemnified Persons"), from and against, and we agree that no Indemnified Person shall have any liability to us or our owners, parents, affiliates, security holders or creditors for, any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively "Losses") (A) related to or arising out of (i) our actions or failures to act (including statements or omissions made, or information provided, by us or our agents) or (ii) actions or failures to act by an Indemnified Person with our consent or in reliance on our actions or failures to act, or (B) otherwise related to or arising out of the Engagement or your performance thereof, except that this clause (B) shall not apply to any Losses that are finally judicially determined to have resulted primarily from your bad faith or gross negligence or breach of the letter agreement. If such indemnification is for any reason not available or insufficient to hold you harmless, we agree to contribute to the Losses involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by us and by you with respect to the Engagement or, if such allocation is judicially determined unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of us on the one hand and of you on the other hand; provided, however, that, to the extent
                                       --------  -------
permitted by applicable law, the Indemnified Persons shall not be responsible for amounts which in the aggregate are in excess of the amount of all fees actually received by you from us in connection with the Engagement. Relative benefits to us, on the one hand, and you, on the other hand, with respect to the Engagement shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received or proposed to be received by us or our security holders, as the case may be, pursuant to the transaction(s), whether or not consummated, contemplated by the Engagement bears to (ii) all fees paid or proposed to be paid to you by us in connection with the Engagement.

     We will reimburse each Indemnified Person for all expenses (including reasonable fees and disbursements of counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing for or defending any action, claim, investigation, inquiry, arbitration or other proceeding ("Action") referred to above (or enforcing this agreement or any related engagement agreement), whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party, and whether or not such Action is initiated or brought by you. We further agree that we will not settle or compromise or consent to the entry of any judgment in any pending or threatened Action in respect of which indemnification may be sought hereunder (whether or not an Indemnified Person is a party therein) unless we have given you reasonable prior written notice thereof and used all reasonable efforts, after consultation with you, to obtain an unconditional release of each Indemnified Person from all liability arising therefrom. In the event we are considering entering into one or a series of transactions involving a merger or other business combination or a dissolution or liquidation of all or a significant portion of our assets, we shall promptly notify you in writing. If requested by H.C. Wainwright, we shall then establish alternative means of providing for our obligations set forth herein on terms and conditions reasonably satisfactory to H.C. Wainwright.

     If multiple claims are brought against you in any Action with respect to at least one of which indemnification is permitted under applicable law and provided for under this agreement, we agree that any judgment, arbitration award or other monetary award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for. In the event that we are called or subpoenaed to give testimony in a court of law, you agree to pay our expenses related thereto and $5,000 per person per day for every day or part thereof that we are required to be there or in preparation thereof. Our obligations hereunder shall be in addition to any rights that any Indemnified Person may have at common law or otherwise. Solely for the purpose of enforcing this agreement, we hereby consent to personal jurisdiction and to service and venue in any court in which any claim which is subject to this agreement is brought by or against any Indemnified Person. We acknowledge that in connection with the Engagement you are acting as an independent contractor with duties owing solely to us. YOU HEREBY AGREE, AND WE HEREBY AGREE ON OUR OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF OUR SECURITY HOLDERS, TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISNG OUT OF THE ENGAGEMENT, YOUR PERFORMANCE THEREOF OR THIS
AGREEMENT.

     The provisions of this agreement shall apply to the Engagement (including related activities prior to the date hereof) and any modification thereof and shall remain in full force and effect regardless of the completion or termination of the Engagement. This agreement and any other agreements relating to the Engagement shall be under seal, governed by and construed in accordance with the laws of the state of New York, without regard to conflicts of law principles thereof.


                                     Very truly yours,

Accepted and Agreed:

H.C. WAINWRIGHT & CO., INC.          Client: HiEnergy Technologies, Inc.

By:   /s/ Scott A. Weisman            By:    /s/ Barry Alter
   -----------------------                   ------------------
   Name: Scott A. Weisman             Name: Barry Alter
   Title:   President                 Title: President & Chief Executive Officer


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